LEASE


This Lease is entered into as of August 6, 1997 , between MEPC AMERICAN PROPERTIES INC., a Delaware corporation ("Lessor") and VIDEOLABS, INC., a Delaware corporation, ("Tenant")

1. Definitions. In this Lease:


     (a) "Building" means that certain office/warehouse building containing approximately 91,368 square feet of net rentable area located on the Land in Golden Valley, Minnesota.

     (b) "Premises" means that certain portion of the Building at 5960 Golden Hills Drive, Golden Valley, Minnesota, which space is shown crosshatched on the drawing attached to this Lease as Exhibit A, and is estimated to contain 8,439 Square Feet.

     (c) "Office Space" means that portion of the Premises, based upon the final floor plan for the Premises, constructed for purposes of office use and designated as such in Exhibit A.

     (d) "Warehouse Space" means that portion of the Premises, based upon the final floor plan for the Premises, constructed for purposes of manufacturing, production or warehouse use and designated as such in Exhibit A.

     (e) "Term" means the period of 5 years and 0 months, beginning on October 1, 1997 and ending on September 30, 2002 , subject to the provisions of Sections 2 and 7 and the other provisions of this Lease.

     (f) "Commencement Date" means the later of a date 45 days after Lessor delivers possession of the Premises to Tenant or October 1, 1997.

     (g) "Lease Year" means a period of 12 consecutive months commencing on the first day of the first full month of the Term and each 12-month period thereafter during the Term.

     (h) "Monthly Base Rent" means the following amounts per Rentable Square Foot multiplied by the number of Square Feet of Office Space and Warehouse Space in the Premises divided by 12:

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                         RATE             SQUARE FEET
                         ----             -----------
     LEASE YEAR    OFFICE/WAREHOUSE    OFFICE/WAREHOUSE     MONTHLY BASE RENT
        1 - 5         $9.50/$4.50         5,806/2,633           $5,583


          The amount of the Monthly Base Rent will not change during the Term unless space is added to or deleted from the Premises as provided in this Lease or by written amendment of this Lease.

     (I) "Costs" means the estimated monthly Tax Costs plus the estimated monthly Operating Costs.

     (j) "Monthly Rent" means the Monthly Base Rent plus Tenant's Share of the Costs.

     (k) "Tenant's Share" means the percentage obtained by dividing the Square Feet of the Premises by the Square Feet in the Building, which percentage on the date of this Lease is estimated to be 9.24 % based on the number of square feet stated in paragraph (b) above and based upon a current estimate of the Square Feet in the Building of 91,368 square feet.

     (l) "Operating Costs" means all costs, charges and expenses incurred by Lessor in connection with ownership, operation, security, maintenance and repair of the Land, the Building, other improvements on the Land, appurtenances to the Building, parking, roadways, landscaping, lighting, sidewalks, and common or public areas, including but not limited to real estate taxes and insurance on Common Areas, interior and exterior Building maintenance, insurance, utilities, fees or expenses for management by Lessor or any other party (not to exceed 5% of gross rents from the Building), amortization (over the useful life and at Lessor's cost of capital) of capital investments made to reduce Operating Costs, or required under any governmental law or regulation which was not applicable to the Building at the time it was constructed, and amortization of repairs made to extend the life of the Building and other improvements. Operating Costs will not include mortgage principal or interest, depreciation on the Building or fixtures, advertising expenses, real estate brokers' commissions or the cost of tenant improvements.

          In addition, Operating Costs shall not include any costs or expenses for: leasing or obtaining new or renewal tenants or preparation of space for other tenants; repair or replacement of the Building or its contents or components to the extent covered by insurance or warranty; expenses of enforcing any lease; refinancing, leasing or selling the Land or Building; any aspect of the Phase II Building; any item or service that Tenant separately pays Lessor or third parties or that Lessor

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          provides selectively to one or more other tenants (whether or not
          Lessor is reimbursed); testing, cleaning, abating or otherwise remedying any hazardous substances from the Land or Building which were present prior to the Commencement Date or brought on to the Land or Building after the Commencement Date by Lessor or another tenant; contributions to operating cost reserves, to the extent such reserves will not be used during the calendar year created; any bad debt or rent loss reserves; operation and maintenance incurred due to the nature of the business conducted by another tenant (e.g. food service tenants). The estimate of the Operating Costs for the first year of the Term is attached hereto as Exhibit D.

     (m) "Tax Costs" means all real estate taxes, levies, charges, and installments of assessments (including interest on deferred assessments) assessed, levied or imposed on, or allocated to, the Land and Building (except to the extent included in Operating Costs) and all reasonable attorneys' fees, consultants' fees, witness fees, court costs and other expenses of Lessor in connection with any good faith proceeding to contest these amounts.

     (n) "Square Feet" means the number of square feet calculated from dimensional architect's drawings by measuring to the outside surface of exterior walls and to the centerline of walls separating areas leased or held for lease to others.

     (o) "Lease" means this Lease, all Exhibits attached to this Lease, and all properly executed amendments, modifications and supplements to this Lease.

     (p)  "Section" means a section of this Lease.

     (q) "Exhibit" means an Exhibit attached to and thereby made a part of this Lease.

     (r)  "Land" means the land described on Exhibit B.

     (s) "Taking" means acquisition by a public authority having the power of eminent domain of all or part of the Land or Building by condemnation or conveyance in lieu of condemnation.

     (t) "Casualty" means a fire, explosion, tornado, or other cause of damage to or destruction of the Building.

     (v) "Common Areas" means any halls, lavatories, loading facilities, driveways and open lot parking areas, designed for the nonexclusive use of the owner and occupants of the Building, and not designed or intended for the exclusive use of a single tenant, as designated by Lessor from time to time.

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     (w)  "Tenant's Work" means all improvements, alterations, fixtures and equipment constructed or installed for Tenant's use and occupancy of the Premises or desired by Tenant to complete the Premises for occupancy.

2. Premises and Construction.

Lessor leases the Premises to Tenant, and Tenant leases the Premises from Lessor, for the Term, under the terms and conditions of this Lease.

The Premises will be constructed by The Bainey Group, Inc., substantially in accordance with final construction drawings, plans, and specifications approved by Lessor, (Tenant Improvements) all at Tenant's expense except for the tenant allowance hereinafter described. Lessor will contribute a credit against the cost of the Tenant Improvements up to $158,000.00 (Tenant Allowance). Tenant will be responsible for any costs in excess of the Tenant Allowance. Tenant shall pay Lessor upon request, the amount by which the actual cost to Lessor for all work, exceeds the Tenant Allowance. Any other work desired by Tenant to complete the Premises for occupancy will be performed by Lessor or Tenant's contractor approved by Lessor, at Tenant's sole expense.

When Tenant takes possession of all or a portion of the Premises, that will be deemed conclusive evidence that the Premises or the portion are in satisfactory condition on that date, and that Lessor has completed all work for which it is responsible, subject only to latent defects and to deficiencies (if any) listed in a written notice delivered by Tenant to Lessor not more than 30 days after the date of taking possession.

3. Rent.

Tenant will pay the Monthly Rent to Lessor at P.O. Box 73547, Chicago, Illinois 60673-7547, or such other place as Lessor may designate, in advance on the first day of each month during the Term, without demand, deduction or setoff. The Monthly Rent may change as the Costs are adjusted annually under Sections 4 and 5.

Monthly Rent will begin on the later of October 1, 1997 or the Commencement Date. If the Term begins on a day other than the first day of a month, the Monthly Rent for that month will be prorated by multiplying the Monthly Rent by the number of days of that month included in the Term and dividing the product by the number of days in that month.

Any Monthly Rent or other amounts payable by Tenant to Lessor under this Lease which are not paid within 10 days after the date due will bear interest from the date due to the date paid at the rate of 18% per annum or the maximum rate of interest permitted by law, whichever is less, and the interest will be paid to Lessor on demand. In addition, Tenant will pay Lessor a $100 service charge for all Monthly Rent not paid by the 10th day of the month for which it is payable, which service charge is to partially cover expense involved in handling delinquent

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payments. All amounts to be paid by Tenant to Lessor under this Lease will be deemed to be additional rent for purposes of payment and collection.

If any taxes, special assessments, fees or other charges are imposed against Lessor by any governmental unit or agency with respect to rentals under this Lease, Tenant will pay these amounts to Lessor when due, except that Tenant will have no obligation to pay any income tax on rentals unless the tax is imposed in lieu of real estate taxes.

4. Cost Adjustments.

The initial Monthly Rent is based in part on the estimated Operating Costs and Tax Costs. Prior to the first day of each calendar year after the date of this Lease, or as soon as reasonably possible after the first day of the year, Lessor will furnish Tenant with an reasonable estimate of the Costs if greater than the initial Costs, and the Monthly Rent will be increased by 1/12th of Tenant's Share of the difference between the initial estimate of Costs and the current estimate.

After the end of each calendar year, including the year in which the Term expires, Lessor will give Tenant a statement of the actual Costs for that calendar year. If the actual Costs exceed the estimated Costs for that year, Tenant will pay Tenant's Share of the excess to Lessor within 20 days after receiving the statement. If the actual Costs are less than the estimated Costs for that year, Lessor will pay Tenant's Share of the difference to Tenant with the statement. If Tenant does not give Lessor written notice within one year after receiving Lessor's statement that Tenant disagrees with the statement and specifying the amounts in dispute, Tenant will be deemed to have waived the right to contest the statement. Tenant will file no petition in Tax Court regarding the Tax Costs without Lessor's prior written consent. If Lessor contests Tax Costs and receives a refund or incurs additional Tax Costs after adjustments for actual Tax Costs have been made, the actual Tax Costs will be corrected accordingly and the appropriate adjustment will be made between Lessor and Tenant. The portion of Costs to be paid by Tenant for the years in which the Term begins and ends will be prorated by multiplying the actual Costs by a fraction, the numerator of which is the number of days of that year in the Term and the denominator of which is 365.

Subject to the one-year limitation set forth in this Section, if Tenant has a good faith belief that Lessor has overstated Operating Costs, Tenant may, upon 30 days prior written notice to Lessor, audit all books and records pertaining to Operating Costs. Such audit shall be: (i) conducted at the place where such books and records are maintained; (ii) conducted during regular business hours;
(iii) conducted by an auditor approved by Lessor (which approval Lessor agrees not to unreasonably withhold or delay); (iv) restricted to one audit per operating year; and (v) at the sole cost and expense of Tenant. Any such audit rights must be exercised by Tenant within one year after the statement given by Lessor under this Section, or such audit rights shall be deemed to be waived. Tenant shall provide Lessor with a complete copy of the report of such auditor with reasonably detailed breakdowns, and unless Lessor shall elect to challenge specific items of such report within 180 days following receipt thereof, such

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determination shall be binding and conclusive upon both Lessor and Tenant. In the event that any such audit shall reveal that Tenant has overpaid its proportionate share of Operating Costs, Lessor shall refund to Tenant such overpayment within 30 days of written demand from Tenant for such overpayment.

If Lessor shall dispute the amount of the Operating Costs as determined by Tenant's auditor, Lessor may have an auditor inspect Tenant's report and the books and records pertaining to the Operating Costs. Unless such inspection is performed and a report delivered to Tenant in accordance with the next sentence hereof, all within 180 days from the date when the results of Tenant's audit are delivered to Lessor, the Operating Costs as determined by Tenant's auditor shall be binding and conclusive. Lessor shall provide Tenant with a complete copy of the report of Lessor's auditor with reasonably detailed breakdowns, and unless Tenant shall elect to challenge specific items of such report within 60 days following receipt thereof, such determination shall be binding and conclusive upon both Lessor and Tenant.

5. Cost Computations and Allocations.

If the Building is not fully occupied during any partial or full year, an adjustment will be made in computing the actual Operating Costs for such year so that it is computed as though the Building had been fully occupied during that year.

6. Fiscal Year.

The year used to determine Costs may be changed to a different 12-month period designated by Lessor for all tenants of the Building. If the calendar year is changed to a fiscal year, or if a fiscal year is changed to a different fiscal year, prorations will be made for the estimated Costs and the actual Costs so that the same time period is used to determine each and so that Costs are not included in more than one time period.

7. Possession.

Tenant shall be entitled to take possession of the Premises before the Commencement Date provided such possession does not unreasonably interfere with the construction of Tenant Improvements and provided that all provisions of this Lease will apply to such period except for the payment of Monthly Rent.

If Lessor is delayed in delivering possession of all or any portion of the Premises to Tenant, Tenant will take possession of the Premises on the date when Lessor delivers possession of all of the Premises, and the last day of the term will be extended so that the length of the Term remains the same. If the extended Term would end on a day other than the last day of a month, the Term will be further extended to the last day of the month in which the Term ends.

This Lease will not be void or voidable and Lessor will not be liable to Tenant for any loss or

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damage resulting from any delay in delivering possession of the Premises to
Tenant, but unless the delay is principally caused by or attributable to Tenant, its employees, agents or contractors, no Monthly Rent will be due for the period prior to the date Lessor delivers possession of the Premises, unless Tenant elects to take possession of a portion of the Premises, in which case Monthly Rent will be due for the portion of the Premises taken. Tenant's occupancy of the Premises will constitute Tenant's acceptance of the Premises subject only to latent defects and punch list items.

If Tenant pays the Monthly Rent and other charges and performs all of Tenant's obligations under this Lease, Lessor promises that Tenant may peaceably and quietly possess and enjoy the Premises under this Lease.

8. Use.

Tenant will use the Premises for general business offices and light manufacturing and for no other purpose.

Tenant will not commit or permit any act or omission which results in the violation of any law, governmental regulation, or insurance policy of Lessor, relating to the Building, or which will increase Lessor's insurance rates on the Building. Tenant will not permit any conduct or condition which may unduly disturb or endanger other occupants of the Building.

9. Care of Premises.

Tenant will, at all times during the Term and any renewals and extensions, at its sole expense, keep and maintain the Premises in a clean, safe, sanitary, and first class condition and in compliance with all applicable laws, codes, ordinances, rules, and regulations. Tenant's obligations will include but not be limited to the maintenance, repair and replacement, if necessary, of heating, air conditioning and ventilating fixtures, equipment and systems, all lighting and plumbing fixtures, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors, and docks and the replacement of all broken glass, to the extent a part of the Premises and excluding any defects in the Tenant Improvements. When used in this Section, the term "repairs" shall include replacements and overhauling equipment when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work as of the Commencement Date. Provided, however, where repairs or replacements are required to be made by reason of the gross negligence of Lessor, the costs will be reimbursed by Lessor and payable by Lessor to Tenant on demand. The Tenant shall keep and maintain all portions of the Premises and the sidewalk and areas adjoining the same in clean and orderly condition, free of accumulation of dirt, rubbish, snow, and ice, except that Lessor will contract for snow removal from the sidewalks for snowfalls which require snow plowing of the parking lot (approximately 2 inches or more).

If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease

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after 10 days prior written notice has been given Tenant, Lessor may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to its business, and upon completion, Tenant will pay to Lessor all costs plus 15% for overhead incurred by Lessor in making such repairs upon presentation to Tenant of bill for the repairs.

Lessor shall keep the foundation, roof, and structural portions of the walls of the Building (except interior walls erected by Tenant) and any electrical, lighting, plumbing or sewer systems which are used for the benefit of the entire Building, in good condition and repair, except for repairs required thereto by reason of the acts or omissions of Tenant, subject to Tenant's obligation to pay Tenant's Share of Operating Costs.

Lessor shall also be responsible for the maintenance and repair of all common areas. Repairs shall include replacements and other improvements as are necessary to maintain the property in good order and condition. If Lessor is required to make any of the foregoing repairs by reason of Tenant's acts or omissions, Lessor shall have the right, but shall not be obligated, to make such repairs or replacements on behalf of and for the account of Tenant. In such event, such work shall be paid for in full by Tenant as additional rent unless such work is paid for by the insurance required under this Lease.

Tenant, at its own cost and expense, will enter into a regularly scheduled preventive maintenance and service contract with a maintenance contractor approved by Lessor for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations and maintenance manual and must become effective within 30 days of the date Tenant takes possession of the Premises.

10. Building Rules.

Rules and Regulations for the Premises and the Building in effect on the date of this Lease are attached as Exhibit C. Lessor will have the right to adopt different or additional reasonable rules and regulations for the entire Building, and to rescind or amend the attached rules and regulations, from time to time. Tenant will abide by the rules and regulations then in force and will cause Tenant's employees to observe and comply with them.

11. Compliance with Laws.

Tenant will, at its expense, promptly comply with all laws, ordinances, rules, orders, regulations and other requirements of governmental authorities now or subsequently pertaining to the Premises. Tenant will pay any taxes or other charges by any governmental authority on Tenant's property or trade fixtures in the Premises or relating to Tenant's use of the Premises other than Tax Costs.

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The Premises shall not be used in any manner which under any requirement of law or of any public authority would require Lessor to make any addition or alteration to or in the Building Tenant will be responsible for compliance with the Americans with Disabilities Act of 1990 as it applies to the Premises. The Premises shall not be used in any manner which will increase the rates required to be paid for public liability or for all risk insurance covering the Building. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees, and visitors in such a way as is lawful and reputable and will not permit or create any nuisance, noise, odor, or otherwise interfere with, annoy, or disturb any other Tenant in the Building in its normal business operations or Lessor in its management of the Building. Outside storage on the Land of any type of equipment, property, or materials owned or used by Tenant or its customers and suppliers is not permitted.

12. Hazardous Substances.

The term "Hazardous Substances", as used in this Lease, means pollutants, contaminants, toxic or hazardous wastes or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by an "Environmental Law", which term means any federal, state or local law or ordinance relating to pollution or the protection of the environment. Tenant agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for activities which are part of the ordinary course of Tenant's business (the "Permitted Activities"), provided the Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Lessor; (b) the Premises will not be used for storage of any Hazardous Substances, except for temporary storage of materials used in the Permitted Activities (the "Permitted Materials"), provided the Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor; (c) no portion of the Premises or Land will be used by Tenant as a landfill or a dump; (d) Tenant will not install any underground tanks of any type;

(e) Tenant will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for Permitted Materials, and if so brought, Tenant will immediately remove them, with proper disposal, and will undertake all required cleanup procedures under the Environmental Laws. If, at any time during or after the term of the Lease, the Premises are found to be contaminated or subject to conditions prohibited in this Lease as a result of the actions or omissions of Tenant, its agents or contractors, Tenant will indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification will survive the termination or expiration of this Lease.

13. Signs.

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Tenant will not place or permit any signs on the exterior or windows of the
Building, or within the Premises if visible from the exterior of the Building or from hallways or other Common Areas of the Building, except lettering and numerals for identification purposes on or near doorways as approved in advance by Lessor. At it's expense, Tenant may place a sign with its company name, on the Building. Such sign will be identical in size, color and composition, to other tenant signs on the Building. Lessor shall determine the placement of the sign on the Building.

14. Alterations.

After completion of the Building, Lessor will have no obligation to do any redecorating or remodeling or to make any repairs or alterations. Tenant will not make any alterations, additions or improvements in or to the Premises which exceed $5,000 in each instance so long as such alterations, additions or improvements do not adversely affect the Building structure or electrical or mechanical systems of the Building and do not affect the value of the Building, without first obtaining the written consent of Lessor. Tenant will get Lessor's prior written approval of any contractor or subcontractor who is to perform work on the Premises at Tenant's request. Lessor may require Tenant to post a bond, cash or other security to protect the Premises from mechanic's liens. All alterations by Tenant will be constructed with new materials, in a good and workmanlike manner, and in compliance with the plans and specifications approved by Lessor and all applicable laws, ordinances, rules, orders, regulations, or other requirements of governmental authorities. Tenant will pay for any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Premises, and will pay and discharge any mechanic's, materialmen's or other lien against the Premises resulting from Tenant's failure to make such payment, or will contest the lien and deposit with Lessor cash equal to 150% of the amount of the lien. If the lien is reduced to final judgment, Tenant will discharge the judgment and Lessor will return the cash deposited by Tenant. Lessor may post notices of nonresponsibility on the Premises as provided by law.

All alterations, additions and improvements to the Premises made at Lessor's or Tenant's expense, except movable office furniture and Tenant's movable trade fixtures and equipment, will become the property of Lessor upon installation and will be surrendered with the Premises upon termination of this Lease unless Lessor elects otherwise in writing.

15. Utilities and Services.

Lessor will provide mains and conduits to supply water, gas, electricity and sanitary sewer services to the Premises. Tenant will pay all separately metered charges for sewer usage, garbage disposal, refuse removal, water, electricity, gas, heating, air conditioning and ventilation costs, telephone, and any other utility services furnished to the Premises during the Term. If any of such services are furnished by Lessor, the cost of all such services furnished by Lessor will be a part of the Operating Costs. Lessor will not be liable for any loss or damage

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resulting from any temporary interruption of these services due to repairs, alterations or improvements, or any variation, interruption or failure of these services due to governmental controls, unavailability of energy, or any other cause beyond Lessor's control. No such interruption or failure of these services will be deemed as an eviction of Tenant or will relieve Tenant from any of its obligations under this Lease.

16. Entry by Lessor.

Lessor and its agents and contractors and mortgagees will have the right to enter the Premises at reasonable times for inspecting, cleaning, repairing, or exhibiting the Premises, but Lessor will have no obligation to make repairs, alterations or improvements except as expressly provided in this Lease.

17. Subordination.

At the request of any mortgagee or ground lessor, this Lease will be subject and subordinate to any mortgage or ground lease which may now or hereafter encumber the Building, and Tenant will execute, acknowledge and deliver to Lessor any reasonable document requested by Lessor to evidence the subordination. Such subordination is on the condition that Tenant receive written confirmation that Tenant's right of possession of the Premises as provided in this Lease will not be disturbed by the mortgagee or ground lessor so long as Tenant is not in default under this Lease. If the interest of Lessor is transferred to any party by reason of foreclosure of a mortgage or cancellation of a ground lease, or by delivery of a deed in lieu of foreclosure or cancellation, Tenant will immediately and automatically attorn to such party. Tenant agrees that upon notification by Lessor or any mortgagee or ground lessor of the election of a mortgagee or ground lessor to subordinate its interest in the Premises to this Lease, this Lease will become prior to the mortgage or ground lease.

18. Estoppel Certificates.

Within 10 days after written request from Lessor, Tenant will execute, acknowledge and deliver to Lessor a document furnished by Lessor, which document may be relied upon by Lessor and any prospective purchaser or mortgagee of the Building, stating (a) that this Lease is unmodified and is in full force and effect (or if modified, that the Lease is in full force and effect as modified and stating the modifications), (b) the dates to which rent and other charges have been paid, (c) the current Monthly Rent, (d) the dates on which the Term begins and ends, (e) that Tenant has accepted the Premises and is in possession,
(f) that Lessor is not in default under this Lease to Tenant's knowledge, or, if Lessor is in default, specifying any such default, and (g) including such other information as the prospective purchaser or mortgagee may reasonably require.

19. Waiver of Claims and Assumption of Risks.

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Lessor and Tenant release each other from any liability for loss or damage by fire or other casualty coverable by a standard form of "all risk" insurance policy, whether or not the loss or damage resulted from the negligence of the other, its agents or employees. Each party will use reasonable efforts to obtain policies of insurance which provide that this release will not adversely affect the rights of the insureds under the policies. The releases in this Section will be effective whether or not the loss was actually covered by insurance. Tenant assumes all risk of loss or damage of Tenant's property within the Premises, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause. Lessor will not be liable to Tenant, or its employees, for loss of or damage to any property in the Premises.

20. Indemnification.

Tenant will indemnify Lessor and its agents and employees against all claims, demands and actions, and all related costs and expenses (including attorneys' fees) for injury, death, disability or illness of any person, or damage to property, occurring in the Premises or arising out of Tenant's use of the Premises, except to the extent caused by the willful misconduct or negligence of Lessor or someone acting on its behalf.

Lessor will indemnify Tenant against all claims, demands and actions, and all costs and expenses relating thereto (including reasonable attorneys' fees), for injury, death, disability or illness of any person or persons occurring in, on or about the Land and Building exclusive of the Premises, caused by the willful misconduct or negligence of Lessor or its officers, employees, agents, contractors or someone acting on Lessor's behalf.

21. Insurance.

Tenant will keep commercial general liability insurance in force at its expense by an insurer and policy acceptable to Lessor in its reasonable opinion. The policy will name Lessor and its mortgagee as additional insureds, for limits of at least $3,000,000 in the aggregate. Tenant will carry fire and "all risk" coverage insurance for Tenant's property and improvements in the Premises. Prior to Tenant's occupancy of the Premises, Tenant will deliver to Lessor the liability and casualty policies or certificates by the insurer showing this coverage to be in effect with premiums paid. The insurance will provide that Lessor will be notified in writing 30 days prior to cancellation of, material change in, or failure to renew, the insurance.

22. Assignment and Subletting.

Tenant may assign this Lease or sublet all or part of the Premises in excess of 500 square feet only with Lessor's prior written consent. If Tenant receives a bona fide offer for an assignment of Tenant's interest under this Lease or to sublease all or part of the Premises and Tenant requests Lessor's consent, a copy of the offer will be furnished to Lessor. In the case of a proposed assignment or sublease of all of the Premises, Lessor may terminate this Lease, either conditioned on execution of a new lease between Lessor and the party making the offer on the same terms as the offer to Tenant or without that condition. In the case of a proposed sublease for less than all of the Premises, Lessor may amend this Lease to exclude the portion of the Premises to be subleased, either conditioned on execution of a new lease between Lessor and the party making the offer on the same terms as in the offer to Tenant or without that condition.

If Lessor fails to give Tenant written notice of its decision to terminate or amend this Lease within 20 days after receiving a copy of the offer to Tenant, Lessor will not unreasonably withhold its consent to the assignment or sublease described in the offer. The provisions of this Section will be binding on Tenant and any assignee or subtenant of Tenant and will apply to all portions of the Premises remaining subject to this Lease and to each request by Tenant, or its assignee or subtenant, for Lessor's consent to a further or subsequent assignment or subletting.

If Tenant requests Lessor's consent to assign this Lease, or sublease all or part of the Premises, to a corporation which controls, is controlled by, or is under common control with, Tenant, or to a corporation which acquires substantially all of the assets of Tenant, Lessor will not withhold consent if
(a) after the assignment or sublease the control relationship between Tenant and the other corporation remains the same, (b) Tenant provides Lessor with current financial statements of the assignee or sublessee in form reasonably acceptable to Lessor, and (c) Tenant provides Lessor with a copy of the proposed assignment or sublease at least 15 days before the assignment or sublease is executed.

If Lessor consents to one or more assignments or subleases, Tenant will still remain liable for all obligations of the Tenant under this Lease.

Lessor's interest in this Lease will be freely assignable and the obligations of the Lessor arising or accruing under this Lease after an assignment will be enforceable only against the assignee.

23. Damage or Destruction.

If the Premises or Building is damaged by Casualty, the damage (excluding damage to improvements paid for by Tenant or trade fixtures, equipment or personal property of Tenant) will be repaired by Lessor at its expense to a condition as near as reasonably possible to the condition prior to the Casualty, but if more than 25% of the total Square Feet in the Building is rendered untenantable, Lessor may terminate this Lease as of the date of the Casualty by giving written notice to Tenant within 30 days after the Casualty.

If this Lease is not terminated, Lessor will begin repairs within 90 days after the Casualty and complete the repairs within a reasonable time, subject to acts of God, strikes and other matters not within the control of Lessor. If Lessor fails to begin and proceed with repairs as required, Tenant may give Lessor notice to do so. If Lessor has not begun the repairs within 30 days after Tenant's notice, Tenant may terminate this Lease by written notice to Lessor within 15 days after expiration of the 30-day period. If this Lease is terminated because of the Casualty, rents and other payments will be prorated as of the Casualty and will be proportionately refunded to Tenant or paid to Lessor, as the case may be. During any period in which the Premises or any portion of the Premises is made untenantable as a result of the Casualty, the Monthly Rent will be abated for the period of time untenantable in proportion to the square foot area untenantable.

24. Eminent Domain.

If there is a Taking of 25% or more of the Premises or 25% or more of the total Square Feet in the Building, either party may terminate this Lease as of the date the public authority takes possession, by written notice to the other party within 30 days after the Taking. If this Lease is so terminated, any rents and other payments will be prorated as of the termination and will be proportionately refunded to Tenant, or paid to Lessor, as the case may be. All damages, awards and payments for the Taking will belong to Lessor irrespective of the basis upon which they were made or awarded, except that Tenant may claim and will be entitled to any amounts specifically awarded for Tenant's trade fixtures or equipment or as a relocation payment or allowance. If this Lease is not terminated as a result of the Taking, Lessor will restore the remainder of the Premises to a condition as near as reasonably possible to the condition prior to the Taking, the rent will be abated for the period of time the space is untenantable in proportion to the square foot area untenantable and this Lease will be amended appropriately to reflect the deletion of the space taken.

25. Defaults.

If (a) Tenant defaults in the payment of rent or other amounts under this Lease and the default continues for 10 days after written notice by Lessor to Tenant,
(b) Tenant defaults in any other obligation under this Lease and the default continues for 30 days after written notice by Lessor to Tenant, (c) any proceeding is begun by or against Tenant to subject the assets of Tenant to any bankruptcy or insolvency law or for an appointment of a receiver of Tenant or for any of Tenant's assets, or (d) Tenant makes a general assignment of Tenant's assets for the benefit of creditors, then Lessor may, with or without terminating this Lease, cure the default and charge Tenant all costs and expenses of doing so, and Lessor also may reenter the Premises, remove all persons and property, and regain possession of the Premises, without waiver or loss of any of Lessor's rights under this Lease, including Lessor's right to payment of Monthly Rent. Lessor also may terminate this Lease as to all future rights of Tenant, without terminating Lessor's right to payment of Monthly Rent and other charges due under this Lease.

Tenant waives any right of restoration to possession of the Premises after reentry, notice of termination, or after judgment for possession. If this Lease is terminated under this Section, Tenant promises and agrees to pay all Monthly Rent and other charges due for the remainder of the original Term, and all attorneys' fees and other expenses. If Tenant defaults in any of its obligations under this Lease, it will promptly pay all costs (including attorneys' fees) of enforcing Tenant's obligations, whether or not this Lease is terminated and whether or not suit is brought. No right or remedy will preclude any other right or remedy, no right or remedy will be exclusive of or dependent upon any other right or remedy, and any right or remedy may be exercised independently or in combination.

If Tenant is in default and notice of termination of Tenant's right to possession has been mailed to Tenant at the Premises and it appears in Lessor's reasonable judgment that Tenant has abandoned or vacated the Premises, Lessor may reenter the Premises and retake possession without legal action, without relieving Tenant of the obligation to pay Monthly Rent or any other obligations under this Lease, and without any liability to Tenant for re-entry removal of Tenant's property.

26. Waiver of Lease Provisions.

No waiver of any provision of this Lease will be deemed a waiver of any other provision or a waiver of that same provision on a subsequent occasion. The receipt of rent by Lessor with knowledge of a default under this Lease by Tenant will not be deemed a waiver of the default. Lessor will not be deemed to have waived any provision of this Lease by any action or inaction and no waiver will be effective unless it is done by expressed written agreement signed by Lessor. Any payment by Tenant and acceptance by Lessor of a lesser amount than the full amount of all Monthly Rent and other charges then due will be applied to the earliest amounts due. No endorsement or statement on any check or letter for payment of rent or other amount will be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to its right to recover the balance of any rent or other amount or to pursue any other remedy provided in this Lease. No acceptance of payment of less than the full amount due will be deemed a waiver of the right to the full amount due together with any interest and service charges.

27. Return of Possession to Lessor.

On expiration of the Term or sooner termination of this Lease, Tenant will return possession of the Premises to Lessor, without notice from Lessor, in good order and condition, except for ordinary wear and damage, destruction or conditions Tenant is not required to remedy under this Lease. If Tenant does not return possession of the Premises to Lessor, Tenant will pay Lessor all resulting damages Lessor may suffer and will indemnify Lessor against all claims made by any new tenant of all or any part of the Premises. Tenant will give Lessor all keys for the Premises and will inform Lessor of combinations on any locks and safes on the Premises. Any property left in the Premises after expiration or termination of this Lease or after the Premises have been vacated by Tenant will become the property of Lessor to dispose of as Lessor chooses.

28. Holding Over.

If Tenant remains in possession of the Premises after expiration of the Term without a new lease, it may do so only with written consent by Lessor, and any such holding over will be from month-to-month subject to all the same provisions of this Lease, except that the Monthly Base Rent will be the Monthly Base Rent stated in Lessor's consent if a new Monthly Base Rent is stated, or 150% of the Monthly Base Rent under this Lease if no new Monthly Base Rent is stated in Lessor's consent. Any holding over without Lessor's consent will be at 150% of the Monthly Rent under this Lease. The month-to-month occupancy may be terminated by Lessor or Tenant on the last day of any month by at least 30 days' prior written notice to the other.

29. Security Deposit.

Upon execution of the Lease by Tenant, Tenant shall deliver to Lessor as a security deposit, an irrevocable clean letter of credit in the form set forth in Exhibit E attached hereto, issued by a commercial banking institution having offices in Minneapolis, Minnesota and acceptable to Lessor in its reasonable judgment, in the face amount of $158,000.00 (the "Letter of Credit"). The Letter of Credit shall be held by Lessor as security for the performance of Tenant's obligations under this Lease. If the Letter of Credit expires prior to the date of expiration or earlier termination of this Lease, then not later than 60 days before the expiration of the Letter of Credit, Tenant shall deliver to Lessor a renewal or replacement Letter of Credit in the same form and containing the same terms as those of the expiring Letter of Credit but reduced in face amount in proportion to the balance of the Term remaining. The Letter of Credit shall be held by Lessor as security for the performance of Tenant's obligations under this Lease. Lessor shall have the right to draw on the Letter of Credit pursuant to the following terms and conditions:

     a. Lessor shall give Tenant at least five (5) days written notice of its intention to draw on the Letter of Credit setting forth the basis for Lessor's right to draw on the Letter of Credit.

     b. Tenant fails to remedy the condition as described in such notice within said five (5) day period.

     c. A default as described in Section 25 of the Lease has occurred, proper notice has been given by Lessor and such default has not been cured by Tenant within the required period of time, or Tenant fails to deliver a renewal or replacement Letter of Credit before the sixty (60) day period as described above.

If Lessor draws on the Letter of Credit based on Tenant's failure to deliver a renewal or replacement Letter of Credit, the proceeds of any such draw, upon receipt, shall be held by Lessor as a security deposit to secure Lessor in the event of a default by Tenant under Section 25 of the Lease. In the event of any such default, assuming proper notice has been given and the default has not been cured, Lessor shall have the right to apply so much of the security deposit as is necessary to cure such default. Lessor may commingle the security deposit funds with other funds but will refund the deposit to Tenant without interest upon termination of this Lease, after subtracting any amounts necessary to cure any defaults of Tenant under Section 25 of the Lease, or to repair or restore the premises to the condition required under this Lease.


Tenant's obligation to maintain the Letter of Credit shall continue through July 1, 1999 after such time as Tenant delivers to Lessor a Balance Sheet for Tenant indicating that Tenant's "total shareholders' equity" for at least two consecutive fiscal quarters prior to the preparation of such Balance Sheet is not less than $4,500,000.00. Such Balance Sheet shall be executed by the Chief Financial Office/Controller of Tenant and such officer shall state that the Balance Sheet fairly represents the financial condition of Tenant as of the date of such Balance Sheet and that such Balance Sheet was prepared and reported in a manner which is consistent with the preparation and reporting of Balance Sheets previously provided by Tenant to Lessor prior to the execution of this Lease. If such "total shareholders' equity" condition is satisfied as evidenced by the Balance Sheet and if Tenant deposits with Lessor cash or a substitute Letter of Credit in the same form as described above in the amount of $5,583.00 as a security deposit, then Lessor will return the Letter of Credit to Tenant, or will return the remaining proceeds of the Letter of Credit if it has been drawn upon.

30. Brokers.

Lessor and Tenant represent and warrant one to another that except, for Scott Fredriksen with the Welsh Companies, neither of them has employed or otherwise used any broker or agent in relation to this Lease. Lessor will indemnify and hold Tenant harmless, and Tenant will indemnify and hold Lessor harmless, from and against any claims for brokerage or other commissions or fees arising out of any breach of the foregoing representation and warranty by the respective indemnitors.

31. Notices.

Any notice under this Lease will be in writing, and will be sent by prepaid certified mail, or by telegram confirmed by certified mail, addressed to Tenant at the Premises and to Lessor at 1550 Utica Avenue South, Suite 120, St. Louis Park, Minnesota 55416, or to such other address as is designated in a notice given under this Section. A notice will be deemed given on the date mailed. Lessor's statements of Costs and other routine mailings to tenants need not be sent by certified mail.

32. Governing Law.

This Lease will be construed under and governed by the laws of Minnesota. If any provision of this Lease is illegal or unenforceable, it will be severable and all other provisions will remain in force as though the severable provision had never been included.

33. Entire Agreement.

This Lease contains the entire agreement between Lessor and Tenant regarding the Premises. Tenant agrees that it has not relied on any statement, representation or warranty of any person except as set out in this Lease. This Lease may be modified only by an agreement in writing signed by Lessor and Tenant. No surrender of the Premises, or of the remainder of the Term, will be valid unless accepted by Lessor in writing.

34. Successors and Assigns.

All provisions of this Lease will be binding on and for the benefit of the successors and assigns of Lessor and Tenant, except that no person or entity holding under or through Tenant in violation of any provision of this Lease will have any right or interest in this Lease or the Premises.

35. Relocation.

Tenant acknowledges that CyberOptics Corporation ("CyberOptics") or its successor or assignee is a tenant of the Building and has, during the Term, a prior right to expand its leased premises into the floor area on which the Premises are located. If CyberOptics properly exercises its expansion right and gives Lessor written notice thereof on or before October 1, 1998, then Lessor shall, on or before November 2, 1998, notify Tenant in writing of such exercise and shall also specify whether Lessor has commenced construction of or will be constructing a second building as part of its Golden Hills Development (the "Phase II Building").

If Lessor has not and will not be constructing the Phase II Building, then Lessor's notice to Tenant shall inform Tenant that it must vacate the Premises as of June 30, 1999. In such event, Tenant shall vacate the Premises on or before June 30, 1999, the Lease shall terminate as of June 30, 1999, and the parties hereto shall have no further rights or obligations hereunder except as the same may have accrued prior to the Lease termination date. If Lessor has commenced or will be constructing the Phase II Building, and if Tenant is occupying the Premises at the time of Lessor's notice, then Lessor will further notify Tenant that Lessor will relocate Tenant for the remainder of the Term, effective as of July 1, 1999, to a new premises in the Phase II Building similar in area and appropriateness for Tenant's purposes ("New Premises").

If Tenant is relocated, all of the terms of this Lease (excepting this Section
35) shall remain in full force and effect, Lessor shall pay the expenses of improving the New Premises with improvements comparable to those located in the Premises, and Tenant shall pay all expenses of moving Tenant, its property, signage and equipment to the New Premises, including stationery and telephone relocation costs.

Tenant further acknowledges that CyberOptics has a prior right to expand its leased premises into the floor area in the Phase II Building where the New Premises would otherwise be located.

If CyberOptics properly exercises its Phase II Building expansion option on or before October 1, 2001, then Lessor shall, on or before October 31, 2001, notify Tenant in writing of such exercise and shall inform Tenant that it must vacate the New Premises as of June 30, 2002.


In such event, Tenant shall vacate the New Premises on or before June 30, 2002, this Lease shall terminate as of June 30, 2002, and the parties hereto shall have no further right or obligations hereunder except as the same may have accrued prior to the Lease termination date.

36. Renewal Option.

Lessor grants Tenant the option to extend the Term for 60 months (the "Renewal Period") subject to the following conditions:

     (a) Lessor has not exercised its option to relocate Tenant under Section 35 of this Lease.

     (b) At the time Tenant exercises the option, Tenant is not in default under this Lease.

     (c) Tenant gives Lessor prior written notice on or before October 1, 2001 of Tenant's election to extend the Term.

     (d) CyberOptics Corporation does not elect to lease the Premises.

     (e) The Monthly Base Rent for the Renewal Period will be the monthly fair market rent ("Fair Market Rent") for the Premises at the commencement of the Renewal Period, considering all provisions of this Lease and the rates for comparable space in a comparable building if leased subject to the same provisions as this Lease, and considering any tenant improvements allowances and other inducements which are or are not included, and assuming a willing Lessor and a willing tenant each of which is under no obligation to lease the space.

     The Fair Market Rent shall be determined as follows: Within 30 days after Lessor receives notice from Tenant regarding Tenant's election to exercise the Renewal Option, Lessor will give notice to Tenant of Lessor's determination of the Fair Market Rent of the Premises, and Lessor's determination will constitute the Fair Market Rent unless Tenant objects in writing within 30 days after Tenant's receipt of Lessor's notice. If Tenant so objects, and the parties are unable to agree upon the Fair Market Rent within 30 days after the Tenant's objection, then by written notice to Lessor within 10 days thereafter Tenant may rescind its exercise of the option to renew. If such notice of recision is not given, Tenant will be deemed to have requested arbitration of the Fair Market Rent under this paragraph, in which case the Fair Market Rent will be determined by appraisal within 120 days after Tenant's objection notice by a board of appraisers consisting of three reputable real estate appraisers (each an "Expert"), each of whom is a member of the American Institute of Real Estate Appraisers with the designation of "MAI" and each of whom has at least 10 years experience with real estate appraising in the Minneapolis metropolitan area. One Expert will be appointed by Tenant, and the second Expert will be appointed by Lessor. The third Expert will be appointed by the first two Experts.

     If the first two Experts are unable to agree on a third Expert within 10 days after the appointment of the second Expert, or if either party refuses or neglects to appoint an Expert as herein provided within 10 days after the appointment of the first Expert, then the third Expert or the second Expert, whose appointment was not made as provided above, may be appointed by the chief judge of the Hennepin County District Court. If determinations of at least two of the Experts are identical in amount, that amount will be determined to be the Fair Market Rent. If the determinations of all three Experts are different in amount, the highest appraised value will be averaged with the middle value (that average being referred to as "Sum A"). The lowest appraised value will be averaged with the middle value (that average being referred to as "Sum B"), and the Fair Market Rent will be determined as follows: (i)if neither Sum A nor Sum B differs from the middle appraised value by more than 10% of the middle appraised value, then the Fair Market Rent will be the average of the three appraisals, (ii)if either Sum A or Sum B (but not both) differs from the middle appraised value by more than 10% of the middle appraised value, then the Fair Market Rent will be the average of the middle appraised value and the appraised value closer in amount to the middle appraised value, and (iii)if both Sum A and Sum B differ from the middle appraised value by more than 10% of the middle appraised value, then the Fair Market Rent will be equal to the middle appraised value. Written notice of the Fair Market Rent as duly determined in accordance with this Section shall be promptly given to Lessor and Tenant and will be binding and conclusive on them. Each party will bear its own expenses in connection with the board proceeding (including the Expert appointed by it), and the fees of the third Expert will be borne equally. If, for any reason, the Fair Market Rent has not been determined at the time of the commencement of the Renewal Period, then the Fair Market Rent will be the amount set forth in Lessor's determination, and if the determination of the Experts as provided above indicates that a lesser or greater amount should have been paid than that which was actually paid, a proper adjustment will be made in a payment from Lessor to Tenant, or Tenant to Lessor, as the case may be.


     (f) All of the other terms, covenants and conditions applicable to the Renewal Period shall be the same as set forth in this Lease, except that there will be no further option to extend the Term after the Renewal Period, and no provisions of this Lease relating to leasehold improvements, allowances, or other incentives or concessions, if any, will apply to the Renewal Period, unless hereafter agreed upon between the parties in writing.

     (g) At the request of either, Lessor and Tenant will execute and deliver appropriate documents covering extension of the Term, the new Monthly Base Rent and other terms of this Lease during the extended Term.

     (h) The rights of Tenant under this Section will not be severed from this Lease or separately sold, assigned or transferred, and will expire on the expiration or earlier termination of this Lease.

Lessor and Tenant have executed this Lease to be effective as of the date stated in the first paragraph of this Lease.

                                          LESSOR:

                                          MEPC AMERICAN PROPERTIES INC.


                                          By: /s/ Peter Johnson

                                          Its: Senior Vice President

                                          And


                                          By: /s/ Richard A. Weiblen

                                          Its: Vice President


                                          TENANT:

                                          VIDEOLABS, INC.


                                          By:  /s/ James W. Hansen

                                          Its: President

                                          And

                                          By: /s/ Jill R. Larson

                                          Its: Vice President of Administration

                                    EXHIBIT A

                                    PREMISES



                   (Attach drawing with Premises crosshatched)

                                    EXHIBIT B

                                      LAND

                                    EXHIBIT C

                              RULES AND REGULATIONS


1. Tenant will not use the Premises in any manner which conflicts with any law, ordinance, or governmental rule or regulation now or subsequently in force.

2. Tenant will not install any awnings or other attachments or structures on the exterior of the Building.

3. Curtains, draperies or other window coverings will not be installed in the Premises without first obtaining written approval by Lessor of the exterior color and material.

4. No food will be prepared or cooked in the Premises without prior written consent by Lessor other than in connection with normal breakroom/lunchroom activities.

5. Tenant will not operate or permit to be operated in the Premises any sound producing equipment or device which can be heard outside the Premises.

6. Tenant will not bring or permit to be brought into the Building any animals or birds.

7. Tenant will not disturb, solicit or canvass any occupant of the Building and will cooperate to prevent same.

8. Tenant will refer to Lessor all contractors or installation technicians rendering any service for Tenant for approval by Lessor before any contractual services are performed. This will include but is not limited to installation of telephone, cable or fiberoptic lines or equipment, electrical devices and attachments, and any installations affecting floors, walls, woodwork, trim, windows, ceilings, equipment or other portions of the Building.

9. Lessor will not be responsible for any property, equipment, money or jewelry lost or stolen from the Premises or the public areas of the Building, regardless of whether or not the loss occurs when the Premises are locked.

10. Lessor may designate the maximum weight and proper position of any heavy equipment, including safes and large files to be placed in the Building, and only those which in the opinion of Lessor will not damage the floors, structures or elevators may be moved into the Building.

11. Any damage in connection with the moving or installing of Tenant's furniture, equipment, appliances or other articles will be paid for by Tenant.

12. Lessor may permit entrance to the Premises by use of pass keys controlled by Lessor or its employees, contractors or service personnel, for the purpose of performing Lessor's janitorial services.

13. Lessor may at its option set aside a parking area to be used by Tenant and its employees, which area will be used by Tenant and its employees to the exclusion of other areas. Such area will be no less than as required by City code. Lessor will provide and install, at Tenant's expense, two (2) visitor parking stalls at Tenant's main entrance.

14. Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require.

15. No portion of the Building shall be used for the purpose of lodging rooms or sleeping quarters.

                                    EXHIBIT D



                        1997 OPERATING AND TAX ESTIMATES

                             GOLDEN HILLS 1 BUILDING



                        General Building Maintenance        $ .08
                        HVAC                                  .02
                        Electrical                            .04
                        Water/Sewer                           .04
                        Landscape Maintenance                 .08
                        Snow Removal                          .14
                        Insurance                             .08
                        Management Fee                        .34
                                                            -----

                        Total Operating Costs               $ .82
                        Real Estate Taxes                   $1.21
                                                            -----
                        TOTAL OPERATING AND TAX             $2.03